Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REED ELSEVIER PLC CONSOLIDATED FINANCIAL STATEMENTS

We consent to the incorporation by reference in Registration Statement Nos. 333-167058 and 333-143605 on Form S-8 and Registration Statement No. 333-155717 on Form F-3 of our reports dated February 27, 2013 relating to the consolidated financial statements of Reed Elsevier PLC and the effectiveness of Reed Elsevier PLC’s internal control over financial reporting appearing in this Annual Report on Form 20-F of Reed Elsevier PLC and Reed Elsevier NV for the year ended December 31, 2012.

/s/ Deloitte LLP
London, United Kingdom
March 12, 2013